UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported) April 16, 2007
SOLECTRON CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 957-8500

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 5 — Corporate Governance and Management
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Solectron Corporation has appointed Roop Lakkaraju Senior Vice President and Interim Chief Financial Officer, effective as of April 17, 2007.
Prior to this appointment, Mr. Lakkaraju was Senior Vice President, Business Support, responsible for Solectron’s business finance organization. From 2002 to 2004, Mr. Lakkaraju was the CFO of Solectron’s former Technology Services Business Unit. From 1999 to 2002, he was a principal at Safeguard Scientifics, Inc.
On April 16, 2007, the Executive Compensation and Management Resources Committee (the “Committee”) of the Board of Directors of Solectron approved the terms of the executive employment agreement to be entered into between Solectron and Mr. Lakkaraju. The employment agreement will provide for: (i) an annual base salary of $385,008, subject to review and adjustments; (ii) participation in an executive bonus plan, on terms and conditions determined by the Committee, with a current annual target bonus of 100% of base salary and a special one-time performance bonus in the amount of $150,000 payable on April 18, 2007, subject to prorated repayment if Mr. Lakkaraju voluntarily resigns prior to September 1, 2008; (iii) options to purchase Solectron common stock at the Committee’s discretion, and a discounted option grant for 300,000 shares of common stock with a per share exercise price of $0.001 per share that vests 50% on April 10, 2008 and 50% on April 10, 2009; (iv) a deposit in the amount of $100,000 into Mr. Lakkaraju’s executive deferred compensation account on October 15, 2007 which shall vest on October 15, 2008, subject to vesting acceleration upon Mr. Lakkaraju’s termination or resignation for good reason upon a change of control; (v) severance benefits if the Company terminates the executive without cause or executive resigns for good reason prior to a change of control or after 12 months following a change of control, including (1) continuing payments of then applicable salary and target bonus for the year of termination for a period of 12 months plus one additional month for every full year of employment (not to exceed 24 months), (2) 100% acceleration of all then outstanding and unvested shares of restricted stock and (3) medical and other benefits coverage for the same 12-24 month period; and (vi) severance benefits if, within 12 months following a change of control, the executive is terminated without cause or resigns for good reason or is terminated by reason of death or disability, including (1) continuing payments for 24 months of average base salary and average annual target bonus over the lesser of the 2 year period prior to such termination or executive’s actual term of employment, (2) 100% acceleration of all then outstanding options and shares of restricted stock, and (3) medical and other benefits coverage for 36 months.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2007	Solectron Corporation
/s/ Todd DuChene
Todd DuChene
Executive Vice President, General Counsel and Secretary